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                                                               EXHIBIT 23.3

                        CONSENT OF AUS CONSULTANTS

We consent to the following references to our firm in the Registration Statement on Form S-1 and related Prospectus of EPITAXX, Inc.: (i) in footnote
(3) to the table entitled "Option Grants During Last Fiscal Year," (ii) under the caption "Experts" and (iii) in Note (8) to the Notes to Consolidated Financial Statements.

                                          /s/ David Weiler, Vice President

                                          AUS Consultants

Moorestown, New Jersey

February 26, 1998